UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2026

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 N FIRST STREET
DIXON, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNRN	FNRN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
On April 21, 2026, First Northern Community Bancorp. (the “Company”), holding company of First Northern Bank, issued a press release announcing that its shares of common stock, without par value, have been approved by The Nasdaq Stock Market LLC (“Nasdaq”) for listing on The Nasdaq Capital Market.  The Company expects trading in its shares to transition from the OTCQX to The Nasdaq Capital Market effective with the opening of the market on Friday, April 24, 2026, subject to continued satisfaction of applicable listing requirements. The Company’s common stock will continue to trade on the OTCQX through the end of trading on Thursday, April 23, 2026.  The Company’s common stock will commence trading on The Nasdaq Capital Market under its current ticker symbol, “FNRN”.

Shareholders of the Company do not need to take any action in connection with the listing of the Company’s common stock for trading on The Nasdaq Capital Market.

A copy of the Company’s press release is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
99.1	First Northern Community Bancorp Press Release dated April 21, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026

FIRST NORTHERN COMMUNITY BANCORP

By:	/s/ Jeremiah Z. Smith
Jeremiah Z. Smith
President/Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	First Northern Community Bancorp Press Release dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)